BWX Technologies Reports Third Quarter 2018 Results;
Reiterates Long-Term Guidance

•	3Q18 revenue growth of 1.5%; 3Q18 orders up significantly; backlog at $3.8 billion

•	3Q18 GAAP EPS of $0.78 and non-GAAP EPS of $0.40, each inclusive of a $0.21 negative impact for missile tube reserves

•	Returned $79 million to shareholders in 3Q18; approved a new $250 million share repurchase authorization

•	Updated 2018 guidance: non-GAAP EPS in a range of $2.23 to $2.27, revenue of approximately $1.8 billion

•	Reiterated long-term guidance of low double-digit EPS growth

Lynchburg, VA - November 6, 2018 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported third quarter 2018 revenue of $426 million, a 1.5% increase compared to $419 million in the third quarter of 2017. GAAP net income for the third quarter 2018 was $77.9 million, or $0.78 per diluted share, compared to net income of $46.6 million, or $0.46 per diluted share, in the prior-year quarter. Non-GAAP net income for the third quarter 2018 was $40.1 million, or $0.40 per diluted share. A reconciliation of non-GAAP results is detailed in Exhibit 1.

"We continue to exhibit top-line strength while building backlog," said Rex D. Geveden, president and chief executive officer. "Third quarter results were negatively impacted by a reserve on missile tubes and increased interest expense; however, our long-term outlook remains unchanged. We have updated our 2018 guidance and continue to reiterate our low double-digit EPS CAGR based on our superior competitive positioning, robust organic growth opportunities, and balance sheet capacity.”

"We made substantial progress during the quarter on the missile tube welding issue. The problem is fully characterized, and the required remediations are understood. Accordingly, we have taken a charge in the third quarter to account for those items. Excluding this charge, third quarter NOG margins would have been 21.7%, or about 120 basis points higher than the third quarter of 2017."

Third Quarter 2018 Segment Results
Nuclear Operations Group (NOG) segment revenue was $319 million for the third quarter of 2018, a 1.6% decrease from the prior-year period driven primarily by lower missile tube revenue partially offset by an increase in naval nuclear fuel and downblending services. NOG operating income was $45.6 million in the third quarter of 2018, down 31% compared with the prior-year period primarily driven by a $26.7 million charge for re-work related to missile tubes. Third quarter 2018 segment operating margin was 14.3%.

Nuclear Power Group (NPG) segment revenue was $79.2 million for the third quarter of 2018, a 15.4% increase from the prior-year period driven by an increase in field services, fuel manufacturing and the medical radioisotope acquisition. NPG operating income was $9.1 million in the third quarter of 2018, a 7.6% increase from the prior-year period. Third quarter 2018 segment operating margin was 11.4%.

Nuclear Services Group (NSG) segment operating income was $6.5 million for the third quarter of 2018 compared with $0.8 million for third quarter of 2017, primarily driven by an increase in operational performance, lower costs and new contract starts.

Liquidity and Debt
The Company utilized cash in operating activities of $25.8 million in the third quarter of 2018, inclusive of $118.1 million of voluntary pension contributions, compared with cash generated from operating activities of $80.7 million in the prior-year period. At the end of the third quarter 2018, the Company’s cash and short-term investments position, net of restricted cash, was $68.9 million.

As of September 30, 2018, the Company had gross debt of $781.2 million and $67.7 million in letters of credit issued under the Company's revolving credit facility. Gross debt included $400.0 million in senior notes, $291.2 million in term loans and $90.0 million in borrowings under the Company’s revolving credit facility. As a result, the Company had $342.3 million in remaining availability under its revolving credit facility.

Capital Deployment
The Company returned $79 million to shareholders during the third quarter 2018, including $63 million in share repurchases and $16 million in dividends. On November 6, 2018, our Board of Directors declared a quarterly cash dividend of $0.16 per common share. The dividend will be payable on December 13, 2018, to shareholders of record on November 20, 2018. The Board of Directors also approved a $250 million share repurchase authorization, resulting in a total available share repurchase authorization of $337 million.

2018 Guidance
BWXT revised its guidance for 2018:

•	Total Company revenue is now expected to be approximately $1.8 billion

•	Non-GAAP EPS is now expected to be in a range of $2.23 to $2.27 (excluding mark-to-market of pension and post-retirement benefits)

•	NOG revenue is now expected to be approximately $1.3 billion with operating margin in the high teens inclusive of CAS pension reimbursements and missile tube reserves

•	NPG revenue is now expected to be approximately $370 million with operating margin of approximately 14%

•	Non-GAAP effective tax rate is now expected in a range of 22% to 23%

BWXT reiterated the following guidance for 2018:

•	NSG operating income of approximately $20 million

•	Research and development costs of approximately $15 million

•	Corporate unallocated costs of approximately $20 million

•	Other income primarily related to pension and other post-employment benefits of $30 to $35 million

•	Capital expenditures of approximately $150 million, primarily to support growth in Navy business

•	Depreciation and amortization of approximately $60 million

Long-term Guidance
BWXT reiterated long-term guidance that, beyond 2017, and excluding the benefit of tax reform, the Company anticipates an EPS Compound Annual Growth Rate (CAGR) in the low-double digits over a three to five year period based on a robust organic growth strategy and balance sheet capacity.

Conference Call to Discuss Third Quarter 2018 Results

Date:            Wednesday, November 7, 2018, at 8:30 a.m. EDT
Live Webcast:    Investor Relations section of website at www.bwxt.com

Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; the anticipated benefits of our acquisition of Nordion’s medical isotope business; timing of future revenues from the acquisition of Nordion’s medical isotope business and new medical radioisotope business; the timing and impact of the missile tube welding issue; our plans and expectations for the NOG, NPG and NSG segments; and our 2018 guidance and long-term guidance. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, Federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2017 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (NYSE:BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical and management services to support the U.S. government in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components, services and fuel for the commercial nuclear power industry. With approximately 6,250 employees, BWXT has eleven major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and two NASA facilities. Follow us on Twitter @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Alan Nethery		Jud Simmons
Vice President and Chief Investor Relations Officer		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

	Three Months Ended September 30, 2018
	GAAP	Pension & OPEB MTM (Gain) / Loss	Acquisition Related Costs	Loss on Forward Contracts	One-time Tax Benefit	Missile tube reserve	Non-GAAP

Operating Income	$50.4	$—	$0.9	$—	$—		$51.3
Other Income (Expense)	34.2	(35.1)	—	1.3	—		0.3
Provision for Income Taxes	(6.5)	8.1	(0.2)	(0.3)	(12.5)		(11.3)
Net Income	78.1	(27.0)	0.7	1.0	(12.5)		40.3
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	—	—		(0.2)
Net Income Attributable to BWXT	$77.9	$(27.0)	$0.7	$1.0	$(12.5)		$40.1

Diluted Shares Outstanding	100.4						100.4
Diluted Earnings per Common Share	$0.78	$(0.27)	$0.01	$0.01	$(0.12)		$0.40

Effective Tax Rate	7.7%						22.0%

NOG segment margins(4)	14.3%					7.4%	21.7%

	Three Months Ended September 30, 2017
	GAAP	Non-GAAP

Operating Income	$66.8	$66.8
Other Income (Expense)	3.8	3.8
Provision for Income Taxes	(23.9)	(23.9)
Net Income	46.7	46.7
Net Income Attributable to Noncontrolling Interest	(0.1)	(0.1)
Net Income Attributable to BWXT	$46.6	$46.6

Diluted Shares Outstanding	100.3	100.3
Diluted Earnings per Common Share	$0.46	$0.46

Effective Tax Rate	33.9%	33.9%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

(4)
Additional information about the missile tube reserve impact to Revenue, Operating Income and Operating Margin for 3Q and YTD can be found in our most recent Investor Briefing on the BWXT website at www.bwxt.com/investors.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

	Nine Months Ended September 30, 2018
	GAAP	Pension & OPEB MTM (Gain) / Loss	Acquisition Related Costs	Recognition of Debt Issuance Costs from Former Credit Facility	Gain on Forward Contracts	One-Time Tax Benefit	Non-GAAP

Operating Income	$201.8	$—	$2.5	$—	$—		$204.3
Other Income (Expense)	47.0	(35.1)	—	2.4	(4.7)		9.5
Provision for Income Taxes	(43.6)	8.1	(0.6)	(0.6)	1.2	(12.5)	(47.9)
Net Income	205.2	(27.0)	1.9	1.8	(3.5)	(12.5)	166.0
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	—	—		(0.2)
Net Income Attributable to BWXT	$205.0	$(27.0)	$1.9	$1.8	$(3.5)	$(12.5)	$165.8

Diluted Shares Outstanding	100.5						100.5
Diluted Earnings per Common Share	$2.04	$(0.27)	$0.02	$0.02	$(0.03)	$0.12	$1.65

Effective Tax Rate	17.5%						22.4%

	Nine Months Ended September 30, 2017
	GAAP	Framework Agreement & Litigation	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$228.5	$(7.9)	$—	$220.6
Other Income (Expense)	11.0	—	(0.4)	10.6
Provision for Income Taxes	(75.6)	2.8	0.0	(72.7)
Net Income	163.9	(5.1)	(0.4)	158.4
Net Income Attributable to Noncontrolling Interest	(0.4)	—	—	(0.4)
Net Income Attributable to BWXT	$163.5	$(5.1)	$(0.4)	$158.1

Diluted Shares Outstanding	100.4			100.4
Diluted Earnings per Common Share	$1.63	$(0.05)	$(0.00)	$1.57

Effective Tax Rate	31.6%			31.5%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30, 2018	December 31, 2017
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$66,125	$203,404
Restricted cash and cash equivalents	4,359	7,105
Investments	2,732	2,934
Accounts receivable – trade, net	194,575	189,217
Accounts receivable – other	46,183	19,365
Contracts in progress	326,355	420,628
Other current assets	44,528	30,437
Total Current Assets	684,857	873,090
Property, Plant and Equipment	1,073,893	1,013,141
Less accumulated depreciation	684,530	664,512
Net Property, Plant and Equipment	389,363	348,629
Investments	8,604	9,301
Goodwill	278,939	218,331
Deferred Income Taxes	45,105	86,740
Investments in Unconsolidated Affiliates	62,160	43,266
Intangible Assets	240,081	110,405
Other Assets	26,595	22,577
TOTAL	$1,735,704	$1,712,339

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30, 2018	December 31, 2017
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$14,745	$27,870
Accounts payable	100,004	93,421
Accrued employee benefits	74,398	82,477
Accrued liabilities – other	53,508	64,738
Advance billings on contracts	104,646	246,192
Accrued warranty expense	12,426	13,428
Total Current Liabilities	359,727	528,126
Long-Term Debt	756,492	481,059
Accumulated Postretirement Benefit Obligation	20,111	21,368
Environmental Liabilities	89,429	79,786
Pension Liability	102,093	296,444
Other Liabilities	15,351	19,799
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 125,796,671 and 125,381,591 shares at September 30, 2018 and December 31, 2017, respectively	1,258	1,254
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	112,300	98,843
Retained earnings	1,159,552	990,652
Treasury stock at cost, 27,070,536 and 25,964,088 shares at September 30, 2018 and December 31, 2017, respectively	(884,200)	(814,809)
Accumulated other comprehensive income	3,542	9,454
Stockholders' Equity – BWX Technologies, Inc.	392,452	285,394
Noncontrolling interest	49	363
Total Stockholders' Equity	392,501	285,757
TOTAL	$1,735,704	$1,712,339

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$425,507	$419,360	$1,321,891	$1,257,600
Costs and Expenses:
Cost of operations	326,314	302,267	971,887	883,839
Research and development costs	3,959	2,597	11,673	5,268
Losses (gains) on asset disposals and impairments, net	243	(2)	(2)	(33)
Selling, general and administrative expenses	53,919	51,351	159,199	150,881
Total Costs and Expenses	384,435	356,213	1,142,757	1,039,955
Equity in Income of Investees	9,323	3,630	22,698	10,832
Operating Income	50,395	66,777	201,832	228,477
Other Income (Expense):
Interest income	1,121	402	2,340	750
Interest expense	(7,925)	(3,837)	(19,354)	(11,260)
Other – net	40,968	7,252	63,984	21,487
Total Other Income (Expense)	34,164	3,817	46,970	10,977
Income before Provision for Income Taxes	84,559	70,594	248,802	239,454
Provision for Income Taxes	6,482	23,901	43,578	75,556
Net Income	$78,077	$46,693	$205,224	$163,898
Net Income Attributable to Noncontrolling Interest	(158)	(140)	(201)	(364)
Net Income Attributable to BWX Technologies, Inc.	$77,919	$46,553	$205,023	$163,534
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.78	$0.47	$2.06	$1.65
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.78	$0.46	$2.04	$1.63
Shares used in the computation of earnings per share:
Basic	99,421,031	99,328,677	99,542,933	99,313,264
Diluted	100,420,766	100,260,255	100,501,597	100,367,383

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2018	2017
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$205,224	$163,898
Non-cash items included in net income from continuing operations:
Depreciation and amortization	43,692	42,135
Income of investees, net of dividends	(8,471)	731
Gains on asset disposals and impairments, net	(2)	(33)
Gain on forward contracts	(4,743)	—
Recognition of debt issuance costs from Former Credit Facility	2,441	—
Provision for deferred taxes	38,685	17,501
Recognition of (gains) losses for pension and postretirement plans	(33,699)	1,320
Stock-based compensation expense	8,519	9,879
Changes in assets and liabilities:
Accounts receivable	3,384	(17,748)
Accounts payable	2,061	(10,978)
Contracts in progress and advance billings on contracts	(35,049)	(2,963)
Income taxes	(46,511)	21,587
Accrued and other current liabilities	3,344	(33,736)
Pension liability, accrued postretirement benefit obligation and employee benefits	(184,898)	(47,109)
Other, net	(2,418)	345
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(8,441)	144,829
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(60,488)	(49,361)
Acquisition of business	(212,993)	—
Purchases of securities	(3,111)	(3,237)
Sales and maturities of securities	3,378	12,406
Investments, net of return of capital, in equity method investees	(9,037)	2,142
Proceeds from asset disposals	499	142
Other, net	4,743	(24)
NET CASH USED IN INVESTING ACTIVITIES	(277,009)	(37,932)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	901,300	73,600
Repayments of long-term debt	(624,987)	(94,320)
Payment of debt issuance costs	(9,443)	—
Repurchase of common shares	(62,558)	—
Dividends paid to common shareholders	(48,014)	(31,072)
Exercise of stock options	3,511	16,019
Cash paid for shares withheld to satisfy employee taxes	(5,402)	(7,389)
Other	(515)	(415)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	153,892	(43,577)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(8,464)	15,290
TOTAL (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(140,022)	78,610
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	213,144	134,600
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$73,122	$213,210
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$13,325	$10,762
Income taxes (net of refunds)	$51,779	$36,425
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$13,457	$7,680

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$319,325	$324,545	$968,096	$962,492
Nuclear Services Group	28,366	27,507	90,995	100,146
Nuclear Power Group	79,162	68,621	267,675	200,864
Adjustments and Eliminations	(1,346)	(1,313)	(4,875)	(5,902)
TOTAL	$425,507	$419,360	$1,321,891	$1,257,600

SEGMENT INCOME:
Nuclear Operations Group	$45,580	$66,459	$180,283	$203,503
Nuclear Services Group	6,494	776	11,182	16,577
Nuclear Power Group	9,063	8,426	38,637	27,094
Other	(5,142)	(2,255)	(13,542)	(4,937)
SUBTOTAL	55,995	73,406	216,560	242,237
Unallocated Corporate	(5,600)	(6,629)	(14,728)	(13,760)
TOTAL	$50,395	$66,777	$201,832	$228,477

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,102	$7,706	$24,004	$23,261
Nuclear Services Group	792	914	2,600	2,788
Nuclear Power Group	4,615	3,436	11,694	10,243
Other	—	—	—	—
Corporate	1,763	1,880	5,394	5,843
TOTAL	$15,272	$13,936	$43,692	$42,135

CAPITAL EXPENDITURES:
Nuclear Operations Group	$22,047	$18,851	$50,471	$43,090
Nuclear Services Group	71	178	306	489
Nuclear Power Group	595	1,047	2,317	3,235
Other	286	—	1,340	—
Corporate	3,529	538	6,054	2,547
TOTAL	$26,528	$20,614	$60,488	$49,361

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$2,939,464	$2,970,088	$2,939,464	$2,970,088
Nuclear Services Group	26,211	37,520	26,211	37,520
Nuclear Power Group	868,258	527,708	868,258	527,708
TOTAL	$3,833,933	$3,535,316	$3,833,933	$3,535,316

BOOKINGS:
Nuclear Operations Group	$571,762	$32,272	$646,698	$446,771
Nuclear Services Group	10,786	43,004	86,109	108,295
Nuclear Power Group	56,800	115,718	502,085	255,070
TOTAL	$639,348	$190,994	$1,234,892	$810,136